UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

BP Prudhoe Bay Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-10243	13-6943724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon

Trust Company, N.A., Trustee

601 Travis Street

16th Floor

Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 483-6020

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	BPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 1, 2025, BP Prudhoe Bay Royalty Trust (the “Trust”) issued a press release announcing that the Trust did not receive a royalty payment for the quarter ended June 30, 2025, and therefore will not make a quarterly cash distribution to unitholders of record for the quarter ended June 30, 2025. As previously announced, the Trust terminated at 11:59 PM on December 31, 2024, in accordance with the terms of the Trust Agreement, and The Bank of New York Mellon Trust Company, N.A., as trustee, has commenced the process of winding-up the Trust.

The information in this Item 2.02, Results of Operations and Financial Condition, is being "furnished" and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 31, 2024, the Trust received written notification from The New York Stock Exchange (“NYSE”) that the Trust no longer satisfied the continued listing compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s units of beneficial interest (the “Units”) fell below $1.00 over a 30 consecutive trading-day period that ended on December 30, 2024. As the Trust was unable to regain compliance with the applicable standards within a cure period that concluded on June 30, 2025, the NYSE announced the suspension of trading of the Units due to non-compliance with Rule 802.01C of the NYSE Listed Company Manual, effective as of the close of trading on June 30, 2025, and announced that it was initiating proceedings to delist the Units.

As a result of the NYSE suspension of trading, the Units began trading on July 1, 2025, under the symbol “BPPTU” on the Pink Limited Market (“OTC Pink”), which is operated by OTC Markets Group, Inc. To be quoted on OTC Pink, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. OTC Pink is a significantly more limited market than the NYSE, and the quotation of the Units on OTC Pink may result in a less liquid market available for existing and future unitholders and could further depress the trading price of the Units. There is no assurance that an active market in the Units will develop on OTC Pink, or whether broker-dealers will continue to provide public quotes of the Units on this market, whether the trading volume of the Units will be sufficient to provide for an efficient trading market or whether quotes for the Units may be blocked by OTC Markets Group, Inc. in the future.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2025, the Trust issued a press release regarding the suspension of trading of the Units on the NYSE and the expected transition of the quotation of the Units to OTC Pink, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

99.1	BP Prudhoe Bay Royalty Trust press release issued July 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP Prudhoe Bay Royalty Trust

By: The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: July 1, 2025	By:	/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President